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                                                                  EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 33-08837, 33-84116, 33-84118, 33-84120,
33-84122, 33-84124, 333-33231, 333-36071) and Form S-3 (File No. 33-70618) of
Gateway, Inc. of our report dated February 27, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K. We also consent to the references to us under the heading "Selected Consolidated Financial Data" in such Annual Report.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


SAN DIEGO, CALIFORNIA
March 2, 2001